UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 27, 2011

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 annual general and special meeting of the shareholders of Forbes Energy Services Ltd., or the Company, held on June 27, 2011, the Company’s shareholders approved amendments to the Company’s 2008 Incentive Compensation Plan, or the Incentive Plan, that (i) increase the number of shares reserved for issuance under the Incentive Plan by 6,690,000 shares and (ii) permit a one-time employee stock option exchange program, or the Exchange Program, whereby option holders will be given the opportunity to exchange stock options with an exercise price of $7.00 for a lesser number of new stock options that have approximately the same fair value as the options surrendered. The Company is required to implement the Exchange Program within nine months of the date of shareholder approval, or it is required to seek further shareholder approval to conduct such exchange.

The Company’s board of directors had previously adopted the amendments, subject to shareholder approval.

Item 5.07 – Submission of Matters to a Vote of Security Holders

On June 27, 2011, the Company held its 2011 annual general and special meeting of shareholders. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: The election of Dale W. Bossert, Travis H. Burris, John E. Crisp, Charles C. Forbes, Janet L. Forbes and William W. Sherrill as directors of the Company;

Director Nominee	For	Withheld
Dale W. Bossert	43,914,195	6,726,193

Travis H. Burris	43,914,195	6,726,193

John E. Crisp	43,914,195	6,726,193

Charles C. Forbes	43,914,195	6,726,193

Janet L. Forbes	43,914,195	6,726,193

William W. Sherrill	43,914,195	6,726,193

* The shareholders voted for the director nominees in a single slate.

Proposal No. 2: The appointment of BDO USA, LLP as auditors of the Company for the ensuing year and the authorization of the directors to fix their remuneration as such;

For	Withhold
49,169,788	1,470,600

Proposal No. 3: A resolution authorizing (i) the issuance by the Company of additional Series B senior convertible preferred shares, or the Series B Preferred Shares, as payment-in-kind of preferential dividends in respect of all preferential dividends remaining on the Company’s Series B Preferred Shares until their mandatory redemption in May 2017 and (ii) the issuance by the Company of the common shares of the Company issuable upon the conversion of such additional Series B Preferred Shares;

For	Against
40,970,388	2,356,600

* As discussed in the information circular distributed to the shareholders in connection with the annual meeting, or the Information Circular, votes of the holders of Series B Preferred Shares were not counted in the totals above.

Proposal No. 4: A resolution authorizing the amendment of the Company’s Incentive Plan to increase the number of shares reserved for issuance under the Incentive Plan by 6,690,000 shares;

For	Against
44,798,195	5,842,193

Proposal No. 5: Resolution authorizing the amendment of the Incentive Plan to permit the Option Exchange and the implementation of the Option Exchange for employees of the Company other than the directors and officers;

For	Against
44,798,195	5,842,193

Proposal No. 6: A resolution authorizing the implementation of the Option Exchange for the directors and officers of the Company;

For	Against
17,483,795	5,842,193

* As discussed in the Information Circular, votes of directors and officers were not counted in the totals above.

Item 8.01 – Other Information

On June 27, 2011, the Company purchased certain well-servicing, frac tank and other equipment from Alice Environmental Services, LP, or AES, which the Company had previously been leasing or renting from AES. The Company paid AES a purchase price of approximately $18.0 million, plus $1.7 million to cover estimated sales tax.

Two of the Company’s executive officers and directors, John E. Crisp and Charles C. Forbes, Jr., are owners and managers of AES. In connection with the Company’s indenture requirements regarding transactions with related parties, the Company obtained a fairness opinion with respect to this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 1, 2011	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer